EXHIBIT 99.1
ECHOSTAR ANNOUNCES EARLY REDEMPTION OF 5 3/4%
CONVERTIBLE SUBORDINATED NOTES
ENGLEWOOD, Colo., Jan. 16, 2007 — EchoStar Communications Corporation (Nasdaq: DISH) announced today that it has elected to redeem all of its outstanding 5 3/4% Convertible Subordinated Notes due 2008. In accordance with the terms of the indenture governing the notes, the $1 billion principal amount of notes will be redeemed effective Feb. 15, 2007, at a redemption price of 101.643% of the principal amount, for a total of approximately $1.016 billion. Interest on the notes will be paid through the Feb. 15, 2007, redemption date. The trustee for the notes is the U.S. Bank National Association, telephone 1-800-934-6802. This announcement is neither a request nor an offer for tender of securities of EchoStar Communications Corporation.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in EchoStar Communication Corporation’s Disclosure Regarding Forward-Looking Statements included in its recent filings with the Securities and Exchange Commission, including its annual report on Form 10-K and its most recent quarterly report on Form 10-Q. The forward-looking statements speak only as of the date made, and EchoStar Communications Corporation expressly disclaims any obligation to update these forward-looking statements.
About EchoStar
EchoStar Communications Corporation (Nasdaq:DISH) serves more than 13 million satellite TV customers through its DISH Network™, the fastest-growing pay-TV provider in the country since 2000. DISH Network’s services include hundreds of video and audio channels, Interactive TV, HDTV, sports and international programming, together with professional installation and 24-hour customer service. EchoStar has been a leader for more than 25 years in satellite TV equipment sales and support worldwide. EchoStar is included in the Nasdaq-100 Index (NDX) and is a Fortune 500 company. Visit EchoStar’s Web site at www.echostar.com or call 1-800-333-DISH (3474).
Press: Kathie Gonzalez, 720-514-5351, press@echostar.com
Investor Relations: Jason Kiser, 303-723-2210, Jason.kiser@echostar.com